UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

Western Liberty Bancorp
(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8363 W. Sunset Road, Suite 350 Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 966-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2011, the Board of Directors of Western Liberty Bancorp (the “Company”) appointed Steven D. Hill to join its Board of Directors. Mr. Hill fills the vacant board position previously held by Blake L. Sartini, who resigned effective February 14, 2011.

Steven D. Hill has been a Director and the Vice Chairman of the Corporate Governance Committee of Service1st Bank of Nevada (“Service1st”) since the bank opened in January 2007. In August 2010, Mr. Hill was named Chairman of the Board for Service1st. In addition, Mr. Hill is the Senior Vice President, Division Manager of the California Portland Cement Company, Las Vegas, Nevada. Prior to that, Mr. Hill was founder and President of Silver State Materials Corp., located in Las Vegas, Nevada, from 1987 to 2008.  .  From 1981 to 1987, Mr. Hill held the position of Operations Manager and General Manager at Moraine Materials Company in Dayton, Ohio. He holds a B.S.M.E. from Rose-Hulman Institute of Technology. Mr. Hill has a number of community involvements including participation as a member in the Clark County Growth Management Task Force, Las Vegas Water District Water Rate Committee, RTC Regional Fixed Guideway Citizens Advisory Committee, Trauma Systems Development Task Force, Clark County Air Quality Technical Advisory Committee, Clark County Clean Water Coalition Citizens Advisory Committee, the SB432 Interim Advisory Committee on Air Quality and the Las Vegas Chamber of Commerce. Mr. Hill has served as Chairman of the Young Presidents Organization, the Associated Builders and Contractors, the Government Affairs Division of the Associated General Contractors, the Government Affairs Division of the Associated Builders and Contractors, the Governor’s Construction Liability Insurance Task Force, The Boys and Girls Club of Las Vegas, the Las Vegas Chamber of Commerce, and the Las Vegas Chamber of Commerce Government Affairs Division. Mr. Hill is currently the Chairman of the Coalition for Fairness in Construction, the Commissioner of the Savings and Government Efficiency Commission, a member of the Clark County Growth Management Task Force and a member of the Las Vegas Chamber of Commerce.

By the terms of the Company’s November 6, 2009 Agreement and Plan of Merger with Service1st as amended, Service1st had the right to designate four individuals for service on the Company’s Board of Directors for a period of one year from the October 28, 2010 effective date of the Company’s acquisition of Service1st. The Service1st designees are Directors Curtis W. Anderson, William E. Martin, and Terrence L. Wright. Because Blake L. Sartini, Service1st Bank’s fourth designee, resigned before the end of the one-year period, Service1st designated Steven D. Hill to fill the vacant position. Mr. Hill has not been appointed to serve on any committees of the Board of Directors.

Mr. Hill had guaranteed a $225,000 line of credit that Service1st had outstanding until the revolving line of credit was repaid in full on April 17, 2010. The loan guaranteed by Mr. Hill was made in the ordinary course of business and did not involve more than the normal risk of collectibility or present other unfavorable features. The line of credit was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not affiliated with Service1st.

Item 7.01 Regulation FD Disclosure

On March 16, 2011, the Company issued a press release in connection with the foregoing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release of Western Liberty Bancorp, dated as of March 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP

Date: March 16, 2011	By:	/s/ George A. Rosenbaum, Jr.

Name: George A. Rosenbaum, Jr. Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release of Western Liberty Bancorp, dated as of March 16, 2011